                                                                  Exhibit 11.(b)


               GREEN TREE FINANCIAL CORPORATION AND SUBSIDIARIES
               -------------------------------------------------

                COMPUTATION OF FULLY DILUTED EARNINGS PER SHARE
                -----------------------------------------------
                                  (unaudited)

                                                     Six Months Ended June 30
                                                   ----------------------------
                                                       1996            1995
                                                   ------------    ------------
Net earnings                                       $141,784,000    $112,441,000
                                                   ============    ============
Weighted average number of common and common
  equivalent shares outstanding:
    Weighted average common shares outstanding      136,575,021     136,311,358
    Dilutive effect of stock options after
      application of treasury-stock method            3,408,706       3,587,266
                                                   ------------    ------------
                                                    139,983,727     139,898,624
                                                   ============    ============
Earnings per share                                 $       1.01    $        .80
                                                   ============    ============


                                                    Three Months Ended June 30
                                                   ----------------------------
                                                       1996            1995
                                                   ------------    ------------
Net earnings                                       $ 75,422,000    $ 61,712,000
                                                   ============    ============
Weighted average number of common and common
  equivalent shares outstanding:
    Weighted average common shares outstanding      136,925,519     136,713,428
    Dilutive effect of stock options after
      application of treasury-stock method            3,316,510       3,377,806
                                                   ------------    ------------
                                                    140,242,029     140,091,234
                                                   ============    ============
Earnings per share                                 $        .54    $        .44
                                                   ============    ============


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